SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange act 1934

May 7, 2007

(Date of report/date of earliest event reported)

CONSUMERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

OHIO	033-79130	34-1771400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

(Address of principal executive offices)

(330) 868-7701

(Registrant’s telephone number)

N/A

(Former name of former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 7, 2007, Consumers Bancorp, Inc. and Consumers National Bank named Ralph J. Lober II (age 39) Executive Vice President and Chief Operating Officer. Mr. Lober holds a Bachelor of Arts degree in Finance and Economics and a MBA in accounting from Duquesne University. During the last five years, Mr. Lober has been employed by Morgan Bank National Association where he most recently held the position of Executive Vice President and Chief Financial Officer.

A change of control agreement was entered into with Mr. Lober, in order to provide severance benefits in the event of termination of employment following a change of control of Consumers National Bank within five years of the effective date of the agreement. The form of change of control agreement entered into with Mr. Lober was previously filed by Consumers Bancorp, Inc. on September 15, 2005 as Exhibit 10.2 of its annual report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consumers Bancorp, Inc.

Date: May 10, 2007	/s/ Steven L. Muckley
Steven L. Muckley, President & Chief Executive Officer